EXHIBIT 99.1

Bottomline Technologies to Acquire Optio Software

Combined Offerings Expand Transactional Document Automation Capabilities

Alpharetta, Ga. — March 03, 2008 — Optio® Software (OTCBB:OPTO.OB), a leading provider of technology solutions dedicated to helping customers automate, manage and improve the complete lifecycle of document-intensive processes announced today that it has entered into a definitive agreement to be acquired by Bottomline Technologies, a leading provider of collaborative payment, invoice and document automation solutions for $1.85 per share.

The acquisition is expected to extend Bottomline’s leadership position as a provider of advanced capabilities for transactional document automation, while expanding the company’s solution set with Optio’s innovative technology. The proposed transaction, which has been approved by the Board of Directors of both companies and is expected to close in Bottomline’s fourth fiscal quarter, is subject to Optio Software shareholder approval and other standard closing conditions.

“We look forward to welcoming Optio’s customers, business partners and employees to Bottomline. We believe the combination of Optio’s solutions and technology with Bottomline’s existing capabilities will enable us to deliver greater value to customers in the future,” said Rob Eberle, President and CEO of Bottomline Technologies.

“Bottomline and Optio Software share a common vision for how organizations can improve the performance of critical business functions by replacing manual, paper-based processes with automation, while improving accuracy every step of the way,” said Wayne Cape, President and CEO of Optio Software. “We believe that the combination of the two organizations, with their complementary solutions, extensive domain expertise and broad customer bases, will create exciting new opportunities for customers seeking to optimize their document-intensive processes.”

“Our channel partners will also benefit from the expanded resources made available through the combination of the two organizations,” said Cape. “The channel is critical to our go-to-market strategy and we remain committed to our partners’ future success.”

Headquartered in Portsmouth, New Hampshire, Bottomline supports more than 9,000 customers, including 3,000 that access the company’s payment and invoice automation capabilities through convenient subscription-based services.

Serving industries such as financial services, insurance, health care, technology, communications, education, media, manufacturing and government, Bottomline provides products and services to approximately 65 of the Fortune 100 companies and 80 of the FTSE (Financial Times) 100 companies.

Needham & Company, LLC acted as financial advisor to Optio Software, Inc. in this transaction.

About Optio Software, Inc.
Optio Software (OTCBB:OPTO.OB) with 25 years of experience and more than 5,500 clients, worldwide, provides software solutions dedicated to automating, managing and controlling the entire lifecycle of document-intensive processes, while extending the value of their Enterprise Resource Planning (ERP) and Hospital Information Systems. More than 5,500 organizations rely on Optio Software for innovative solutions that allow them to reduce transactional activities and focus on core responsibilities. Headquartered in Alpharetta, Ga.,

Optio Software maintains European, Middle Eastern and African (EMEA) headquarters in the United Kingdom and sales offices in the United States, France, Germany and the Netherlands. For more information about Optio Software visit our website at www.optio.com.

About Bottomline Technologies
Bottomline Technologies provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes and transactions involving global payments, invoice approval, purchase-to-pay, collections, cash management and document process automation. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Safe Harbor for Forward-Looking Statements
Statements in this press release regarding the proposed transaction between Bottomline and Optio Software, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, plans to integrate Optio Software with Bottomline and future opportunities for the combined company and any other statements about Bottomline or Optio Software’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction, including the ability to obtain approval of the transaction by Optio Software’s shareholders; the ability of Bottomline to successfully integrate Optio Software’s technology, operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in Bottomline’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and its most recent quarterly report filed with the SEC and in Optio Software’s Annual Report on Form 10 K for the fiscal year ended January 31, 2007 and its most recent quarterly report filed with the SEC. Optio and Bottomline disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Important Additional Information Will Be Filed With The SEC
Optio Software plans to file with the Securities and Exchange Commission, or the SEC, and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Bottomline, Optio Software, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bottomline and Optio Software through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Optio Software by contacting Caroline Bembry at (770) 576-3525.

Bottomline and Optio Software, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Bottomline’s directors and executive officers is contained in Bottomline’s Form 10-K for the fiscal year ended June 30, 2007 and its proxy statement dated October 15, 2007. Information regarding Optio Software’s directors and executive officers is contained in Optio Software’s Form 10-K for the fiscal year ended January 31, 2007 and its proxy statement dated June 1, 2007, which are filed with the SEC. As of March 3, 2008, Optio Software’s directors and executive officers beneficially owned approximately 14.1 million shares, or 57%, of Optio Software’s common stock. In addition, since Optio Software’s June 1, 2007 proxy statement, executive officers of Optio Software entered into change of control agreements or amended existing change of control agreements and were awarded cash bonuses, and executive officers and directors of Optio Software were awarded options to purchase a total of 230,000 shares of Optio Software common stock. A more complete description will be available in the Proxy Statement.

Bottomline Technologies and the BT logo are trademarks of Bottomline Technologies, Inc., which may be registered in certain jurisdictions. Optio is a registered trademark of Optio Software, Inc. All other brand/product names are trademarks of their respective holders.

Contact:
Caroline Bembry
Chief Financial Officer
Optio Software, Inc.
cbembry@optio.com
(770) 576-3525